Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14933, Form S-8 No. 333-40899, Form S-8 No. 333-47782, Form S-8 No. 333-70196, Form S-8 No. 333-74852, Form S-8 No. 333-101509, and Form 333-120299) pertaining to the Digene Corporation Omnibus Plan, the Digene Corporation Directors’ Stock Option Plan, the Digene Corporation 1997 Stock Option Plan, and the Digene Corporation Amended and Restated 1999 Incentive Plan and in the Registration Statements (Form S-3 No. 333-83540, Form S-3 No. 333-100555, and Form S-3 No. 333-112901) of our reports dated August 12, 2005, with respect to the consolidated financial statements and schedule of Digene Corporation, Digene Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Digene Corporation, included in the Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP
McLean, Virginia
September 9, 2005